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                                                                    EXHIBIT 10.2


                   EMPLOYMENT AND CHANGE IN CONTROL AGREEMENT

         THIS EMPLOYMENT AGREEMENT, or "Agreement", is made and entered into as of this 11th day of October, 2004, or "Agreement Date", by and among CHARLES A. KONAS or "Executive", and POST PROPERTIES, INC., or "Post", POST APARTMENT HOMES, L.P., or "Post Apartment Homes", and POST SERVICES, INC., or "Post Services":

         WHEREAS, Post, Post Apartment Homes, and Post Services desire collectively to employ Executive on the terms and conditions set forth in this Agreement; and

         WHEREAS, Executive desires to be employed collectively by Post, Post Apartment Homes and Post Services on the terms and conditions set forth in this Agreement;

         NOW, THEREFORE, in consideration of the mutual promises and agreements set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Post, Post Apartment Homes, Post Services and Executive, intending to be legally bound, hereby agree as follows:

SECTION 1.      DEFINITIONS.

         1.1. Affiliate. The term "Affiliate" for purposes of this Agreement shall mean (a) Post Apartment Homes, (b) Post Services, (c) Post GP Holdings, Inc. and any successor to such organization and (d) any other organization if Post, Post Apartment Homes, Post Services or Post GP Holdings, Inc. (i) beneficially own more than 20% of the outstanding voting capital stock of such organization (if such organization is a corporation) or more than 20% of the beneficial interests of such organization (if such organization is not a corporation) as of the date of this Agreement and (ii) possess the power to direct or cause the direction of the day to day operations and affairs of such organization, whether through ownership of voting securities, by contract, in the capacity of general partner, manager or managing member or otherwise as of the date of this Agreement.

         1.2. Agreement Date. The term "Agreement Date" for purposes of this Agreement shall mean the date this Agreement is made and entered into as set forth in the preamble to this Agreement.

         1.3. Base Salary. The term "Base Salary" for purposes of this Agreement shall mean Executive's annual base salary under Section 4.1 as in effect on the date Executive is no longer employed by Post, Post Apartment Homes or Post Services or, if greater, Executive's average annual base salary under
Section 4.1 for the 3 year period (or, if Executive was employed for less than 3 years, the period of Executive's employment by Post, Post Apartment Homes or Post Services) which ends on the date Executive is no longer employed by Post, Post Apartment Homes or Post Services.

         1.4. Board. The term "Board" for purposes of this Agreement shall mean the Board of Directors of Post.


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         1.5.     Cause. The term "Cause" for purposes of this Agreement shall
(subject to Section 1.5(d)) mean:

                  (a) Executive is convicted of, pleads guilty to, or confesses or otherwise admits to Post or an Affiliate or a prosecutor, or otherwise publicly admits, any felony or any act of fraud, misappropriation, or embezzlement, or Executive engages in a fraudulent act or course of conduct;

                  (b) There is any material act or omission by Executive involving malfeasance or negligence in the performance of Executive's duties to Post or an Affiliate to the material detriment of Post or such Affiliate; or

                  (c) Executive breaches in any material respect any of the covenants set forth in Section 7, Section 8, Section 9 or Section 10 of this Agreement; provided, however,

                  (d) No such act or omission or event shall be treated as "Cause" under this Agreement unless (i) Executive has been provided a detailed, written statement of the basis for Post's belief such act or omission or event constitutes "Cause" and an opportunity to meet with the Committee (together with Executive's counsel if Executive chooses to have Executive's counsel present at such meeting) after Executive has had a reasonable period in which to review such statement and, if the allegation is under Section 1.5(b) or Section 1.5(c), has had at least a 30 day period to take corrective action, and (ii) the Committee after such meeting (if Executive meets with the Committee) and after the end of such 30 day correction period (if applicable) determines reasonably and in good faith and by the affirmative vote of at least a majority of the members of the Committee then in office at a meeting called and held for such purpose that "Cause" does exist under this Agreement.

         1.6. Change in Control. The term "Change in Control" for purposes of this Agreement shall mean:

                  (a) a "change in control" of Post of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A for a proxy statement filed under Section 14(a) of the Exchange Act as in effect on the Agreement date;

                  (b) a "person" (as that term is used in Section 14(d)(2) of the Exchange Act) becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly of securities representing 45% or more of the combined voting power for election of directors of the then outstanding securities of Post;

                  (c) the individuals who at the beginning of any period of two consecutive years or less (starting on or after the Agreement Date) constitute Post's Board cease for any reason during such period to constitute at least a majority of Post's Board, unless the election or nomination for election of each new member of the Board was approved by vote of at least two-thirds of the members of such Board then still in office who were members of such Board at the beginning of such period;


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                  (d)      the shareholders of Post approve any reorganization,
         merger, consolidation, or share exchange as a result of which the common stock of Post shall be changed, converted, or exchanged into or for securities of another organization (other than a merger with an Affiliate or a wholly owned subsidiary of Post), or any dissolution or liquidation of Post, or any sale or the disposition of 50% or more of the assets or business of Post; or

                  (e) the shareholders of Post approve any reorganization, merger, consolidation, or share exchange with another corporation unless (i) the persons who were the beneficial owners of the outstanding shares of the common stock of Post immediately before the consummation of such transaction beneficially own more than 60% of the outstanding shares of the common stock of the successor or survivor corporation in such transaction immediately following the consummation of such transaction and (ii) the number of shares of the common stock of such successor or survivor corporation beneficially owned by the persons described in Section 1.6(e)(i) immediately following the consummation of such transaction is beneficially owned by each such person in substantially the same proportion that each such person had beneficially owned shares of Post common stock immediately before the consummation of such transaction, provided (iii) the percentage described in Section 1.6(e)(i) of the beneficially owned shares of the successor or survivor corporation and the number described in Section 1.6(e)(ii) of the beneficially owned shares of the successor or survivor corporation shall be determined exclusively by reference to the shares of the successor or survivor corporation which result from the beneficial ownership of shares of common stock of Post by the persons described in Section 1.6(e)(i) immediately before the consummation of such transaction.

         1.7. Code. The term "Code" for purposes of this Agreement shall mean the Internal Revenue Code of 1986, as amended.

         1.8. Committee. The term "Committee" for purposes of this Agreement shall mean the Executive Compensation and Management Development Committee of the Board.

         1.9. Confidential or Proprietary Information. The term "Confidential or Proprietary Information" for purposes of this Agreement shall mean any secret, confidential, or proprietary information of Post or an Affiliate (not otherwise included in the definition of Trade Secret in Section
1.22 of this Agreement) that has not become generally available to the public by the act of one who has the right to disclose such information without violating any right of Post or an Affiliate.

         1.10. Disability. The term "Disability" for purposes of this Agreement shall mean that Executive, as a result of a mental or physical condition or illness affecting a major life activity, is unable to perform the essential functions of Executive's job at Post, Post Apartment Homes and Post Services for any consecutive 180-day period, even with reasonable accommodation, all as reasonably determined by the Committee.

         1.11. Effective Date. The term "Effective Date" for purposes of this Agreement shall mean either the date which includes the "closing" of the transaction which makes a Change in Control effective, if the Change in Control is made effective through a transaction which has a


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"closing", or the date a Change in Control is reported in accordance with applicable law as effective to the Securities and Exchange Commission, if the Change in Control is made effective other than through a transaction which has a "closing".

         1.12. Exchange Act. The term "Exchange Act" for purposes of this Agreement shall mean the Securities Exchange Act of 1934, as amended.

         1.13.    Good Reason.

         (1) The term "Good Reason" for purposes of Section 5 of this Agreement shall (subject to 1.13(1)(e)) mean:

                  (a) There is a change in Executive's eligibility for compensation and benefits in a manner that results in Executive's compensation and benefits being reduced five percent 5% more than the reduction in compensation and benefits effected with respect to executives of Post, Post Apartment Homes and Post Services whose status as an executive is comparable to Executive's then status; or

                  (b) There is a significant reduction in Executive's level of responsibility or authority (other than a mere change in Executive's title) without Executive's express written consent; or

                  (c) There is a transfer of Executive's primary work site from the Executive's primary work site on the Agreement Date or, if the Executive subsequently consents in writing to such a transfer under this Agreement, from the primary work site that was the subject of such consent, to a new primary work site that is more than 35 miles from Executive's then current primary work site, unless such new primary work site is closer to Executive's primary residence than Executive's then current primary work site or unless Executive provides his express written consent; or

                  (d) Post fails to agree (other than as a result of Cause or Executive's refusal to update Appendix A to this Agreement) to an extension of the term of this Agreement under Section 3 at any time before Executive reaches age 60; provided, however,

                  (e) No such act or omission shall be treated as "Good Reason" under this Section 1.13(1) (other than a failure described in Section 1.13(1)(d)) unless

                           (i) (A) Executive delivers to the Committee a detailed, written statement of the basis for Executive's belief that such act or omission constitutes Good Reason, (B) Executive delivers such statement before the later of (1) the end of the 90 day period that starts on the date there is an act or omission which forms the basis for Executive's belief that Good Reason exists, or (2) the end of the period mutually agreed upon for purposes of this Section 1.13(1)(e)(i)(B) in writing by Executive and the Chairman of the Committee, (C) Executive gives the Committee a 30 day period after the delivery of such statement to cure the basis for such belief, and (D) Executive actually submits Executive's written resignation to the Committee during the 60 day period that begins immediately


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                  after the end of such 30 day period if Executive reasonably and in good faith determines that Good Reason continues to exist after the end of such 30 day period, or

                           (ii) Post states in writing to Executive that Executive has the right to treat any such act or omission as Good Reason under this Section 1.13(1) and Executive resigns during the 60 day period that starts on the date such statement is actually delivered to Executive.

         (2) The term "Good Reason" for purposes of Section 6 of this Agreement shall (subject to Section 1.13(2)(f)) mean:

                  (a) There is a reduction after a Change in Control, but before the end of Executive's Protection Period, in Executive's Base Salary pursuant to Section 4.1 or there is a reduction after a Change in Control, but before the end of Executive's Protection Period, in Executive's eligibility to receive any bonuses or other compensation pursuant to Section 4.2, Section 4.3 or Section 4.4 substantially different from the eligibility of other executives of Post, Post Apartment Homes and Post Services whose status as an executive is comparable to Executive's then status to receive such bonuses or incentive compensation, all without Executive's express written consent; or

                  (b) There is a reduction after a Change in Control, but before the end of Executive's Protection Period, in the scope, importance, or prestige of Executive's duties, responsibilities, or authority (other than as a result of a mere change in Executive's title, if such change in title is consistent with the organizational structure of Post, Post Apartment Homes and Post Services following such Change in Control) without Executive's express written consent; or

                  (c) There is a transfer at any time after a Change in Control, but before the end of Executive's Protection Period (without Executive's express written consent), of Executive's primary work site from Executive's primary work site on the date of such Change in Control or, if Executive subsequently consents in writing to such a transfer under this Agreement, from the primary work site that was the subject of such consent, to a new primary work site that is more than 35 miles from Executive's then current primary work site, unless such new primary work site is closer to Executive's primary residence than Executive's then current primary work site; or

                  (d) There is a failure (without Executive's express written consent) after a Change in Control, but before the end of Executive's Protection Period, to continue to provide to Executive health and welfare benefits, deferred compensation benefits, executive perquisites (other than the use of a company airplane for personal purposes), and stock option and restricted stock grants that are in the aggregate comparable in value to those provided to Executive immediately prior to the Change in Control Date;

                  (e) Post fails to agree (other than as a result of Cause or Executive's refusal to update Appendix A to this Agreement) to an extension of the term of this Agreement under Section 3 at any time before Executive reaches age 60; provided, however,


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                  (f)      No such act or omission shall be treated as "Good
         Reason" under this Section 1.13(2) (other than a failure described in Section 1.13(2)(e)) unless

                           (i) (A) Executive delivers to the Committee a detailed, written statement of the basis for Executive's belief that such act or omission constitutes Good Reason, (B) Executive delivers such statement before the later of (1) the end of the 90 day period that starts on the date there is an act or omission which forms the basis for Executive's belief that Good Reason exists, or (2) the end of the period mutually agreed upon for purposes of this Section 1.13(2)(f)(i)(B) in writing by Executive and the Chairman of the Committee, (C) Executive gives the Committee a 30 day period after the delivery of such statement to cure the basis for such belief, and (D) Executive actually submits Executive's written resignation to the Committee during the 60 day period that begins immediately after the end of such 30 day period if Executive reasonably and in good faith determines that Good Reason continues to exist after the end of such 30 day period, or

                           (ii) Post states in writing to Executive that Executive has the right to treat any such act or omission as Good Reason under this Agreement and Executive resigns during the 60 day period that starts on the date such statement is actually delivered to Executive.

                  (g) For purposes of this Agreement, if (A) Executive gives the Committee the statement described in Section 1.13(2)(f)(i) before the end of the 30 day period that immediately follows the end of the Protection Period and Executive thereafter resigns within the period described in Section 1.13(2)(f)(i), or (B) Post provides the statement to Executive described in Section 1.13(2)(f)(ii) before the end of the 30 day period that immediately follows the end of the Protection Period and Executive thereafter resigns within the period described in Section 1.13(2)(f)(ii), then (C) such resignation shall be treated under this Agreement as if made during Executive's Protection Period.

                  (h) For purposes of this Section 1.13(2), if Executive consents in writing to any reduction described in Section 1.13(2)(a) or
         Section 1.13(2)(b), to any transfer described in Section 1.13(2)(c) or to any failure described in Section 1.13(2)(d) in lieu of exercising Executive's right to resign for Good Reason and delivers such consent to Post, the date such consent is delivered to Post thereafter shall be treated under this definition as the date of a Change in Control for purposes of determining whether Executive subsequently has Good Reason under this Agreement to resign under Section 6.1 or Section 6.2 as a result of any subsequent reduction described in Section 1.13(2)(a) or
         Section 1.13(2)(b), any subsequent transfer described in Section 1.13(2)(c), or any subsequent failure described in Section 1.13(2)(d).

         1.14. Gross Up Payment. The term "Gross Up Payment" for purposes of this Agreement shall mean a payment to or on behalf of Executive which shall be sufficient to pay (a) any excise tax described in Section 13 in full, (b) any federal, state and local income tax and social security and other employment tax on the payment made to pay such excise tax as well as any


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additional taxes on such payment and (c) any interest or penalties assessed by the Internal Revenue Service on Executive which are related to the payment of such excise tax unless such interest or penalties are attributable to Executive's willful misconduct or gross negligence.

         1.15. Multifamily Property. The term "Multifamily Property" for purposes of this Agreement and any renewal of this Agreement shall mean any real property on which an upscale multifamily residential-use development has been constructed or is under construction as of the date of this or any extension of this Agreement.

         1.16. Post. The term "Post" for purposes of this Agreement shall mean Post Properties, Inc. and any successor to Post Properties, Inc.

         1.17. Post Apartment Homes. The term "Post Apartment Homes" for purposes of this Agreement shall mean Post Apartment Homes, L.P. and any successor to Post Apartment Homes, L.P.

         1.18. Post Services. The term "Post Services" for purposes of this Agreement shall mean Post Services, Inc. and any successor to Post Services, Inc.

         1.19. Protection Period. The term "Protection Period" for purposes of this Agreement shall (subject to Section 1.13(2)(g)) mean the 2 year period which begins on the Effective Date for a Change in Control.

         1.20. Restricted Period. The term "Restricted Period" for purposes of this Agreement shall mean the period which starts on the date Executive's employment by Post terminates for any reason or no reason and which ends (i) on the first anniversary of such termination date for purposes of Section 9 and
Section 10 and (ii) on the second anniversary of such termination date for purposes of Section 7 and Section 8.

         1.21. Shareholder Value Plan. The term "Shareholder Value Plan" for purposes of this Agreement shall mean the Post Properties, Inc. 2002 Shareholder Value Plan, as amended, and any successor to such plan.

         1.22. Trade Secret. The term "Trade Secret" for purposes of this Agreement shall mean information in the possession of Post or an Affiliate, including, but not limited to, technical or nontechnical data, a formula, a pattern, a compilation, a program, a device, a method, a technique, a drawing, a process, financial data, financial plans, product plans, or a list of actual or potential customers or suppliers that:

                  (a) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use, and

                  (b) is the subject of reasonable efforts by Post or an Affiliate to maintain its secrecy.


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         1.23.    Value Creation Program. The term "Value Creation Program" for purposes of this Agreement shall mean the Post Properties, Inc. 2003 Incentive Stock Plan Value Creation Stock Grant Program, as amended, and any successor to such program.

SECTION 2.      EMPLOYMENT.

         2.1. General. Subject to the terms of this Agreement, Post, Post Apartment Homes and Post Services hereby collectively employ Executive, and Executive hereby accepts such employment, for the "term" described in Section 3.

         2.2. Title and Duties and Responsibilities. Executive's title at Post Apartment Homes initially shall be Senior Vice President, Construction/Development, and Executive initially shall be responsible for managing the construction and development functions for Post Apartment Homes including new construction, redevelopments and major renovations in conjunction with the Regional Investment Directors and the Chief Investment Officer. Executive shall have such additional duties and responsibilities for Post, Post Apartment Homes and Post Services as shall be assigned to Executive from time to time by Post's Chief Executive Officer or his or her delegate or Post's Chief Investment Officer or his or her delegate.

         2.3. Full Business Time. Executive shall devote his full business time, skills, and best efforts to rendering services on behalf of, collectively, Post, Post Apartment Homes and Post Services and shall exercise such care as is customarily required by executives undertaking similar duties for entities similar to Post, Post Apartment Homes and Post Services.

         2.4. Post and Post's Chief Executive Officer. Post shall make all employment related decisions with respect to Executive on behalf of Post, Post Apartment Homes and Post Services and shall allocate between Post, Post Apartment Homes and Post Services all compensation and other expenses related to their collective employment of Executive. Post's Chief Executive Officer or his delegate shall determine the extent to which Executive performs services for Post, Post Apartment Homes and Post Services and shall set the priorities for the performance of such services.

SECTION 3.      TERM.

         Unless Executive's employment is terminated earlier in accordance with
Section 5 or Section 6, Executive shall be employed for the "term" of this Agreement, which term shall commence as of the Agreement Date and shall continue up to, but not including, the first anniversary of such date; provided, however, that, unless either Post or Executive decides otherwise and so notifies the other of that decision in writing at least 30 days before an anniversary of the Agreement Date, the term of this Agreement shall extend for one (1) additional year on the first anniversary of the Agreement Date and on each successive anniversary of such Agreement Date.


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SECTION 4.      COMPENSATION AND BENEFITS.

         4.1. Base Salary. Executive's initial, annual base salary under this Agreement shall be $200,000.00. Executive's base salary shall be reviewed by Post no less than on an annual basis, and upon such review and in its sole discretion, Post may increase Executive's base salary by an amount that Post deems appropriate in light of Post's and Executive's performance during the period covered by such review; provided, however, Post reserves the right before a Change in Control to roll-back Executive's base salary if such roll-back is effected pursuant to a roll-back program approved by the Board which includes a majority of the executives and the roll-back for Executive is consistent with the roll-back for other executives. Executive's base salary, less any required deductions, shall be paid to Executive in accordance with Post's standard payroll practices and procedures for salaried employees.

         4.2. Bonus. Post shall recommend to the Committee that Executive be eligible to receive an annual bonus, subject to meeting the employment, personal and corporate goals established by the Committee as a condition to such bonus and, further, shall recommend to the Committee that the target for Executive's first annual bonus be 30% of Executive's initial base salary under Section 4.1.

         4.3.     Long-Term Incentive Compensation.

                  (a) Stock Options. Post shall recommend to the Committee that Executive be eligible during the term of this Agreement which extends beyond the first anniversary of the Agreement Date for the grant of an option to purchase shares of Post's common stock each year in a number and at a price to be determined by the Committee and, further, shall recommend that any options granted pursuant to this Section 4.3(a) shall vest over a 3 year period in the following percentage if Executive satisfies the continuous employment requirement for vesting:

              One year after options granted:    33% of options vest
              Two years after options granted:   33% of options vest
              Three years after options granted: 34% of options vest.

                  (b) Stock Grants and Shareholder Value Plan. Post shall recommend to the Committee that Executive be eligible during the term of this Agreement which extends beyond the first anniversary of the Agreement Date to receive restricted stock grants and to participate in the Shareholder Value Plan. The restricted stock grants shall be made at the discretion of the Committee, and Executive's participation in the Shareholder Value Plan shall be determined by the Committee.

                  (c) Recommendation. Post shall recommend to the Committee that the target value of Executive's long-term incentive compensation package under this Section 4.3 initially be 30% of Executive's annual base salary and, further, shall recommend that the stock option component of such package be 25% of such package, that the restricted stock component be 50% of such package and that the Shareholder Value Plan component be 25% of such package.


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                  4.4.     Value Creation Program. Executive shall be eligible
during the term of this Agreement to participate in the Value Creation Program, and the terms and conditions of Executive's participation shall be determined by the Committee. Post will recommend that Executive initially be awarded a one-tenth share in the actual bonus pool available for each project in which he is eligible to participate under the Value Creation Program during the term of this Agreement.

                  4.5. Automobile Allowance. Executive shall while employed under this Agreement receive a monthly automobile allowance of $600.00, less required deductions, which shall be paid at the same time as Executive's base salary under Section 4.1. Executive shall have complete discretion with respect to the expenditure of this allowance. If Executive uses such allowance to lease or purchase an automobile, neither Post, Post Apartment Homes nor Post Services shall have any rights or interests or responsibilities or liabilities with respect to such automobile.

                  4.6. Comparison With Other REIT's. At regular intervals Post shall continue to retain compensation consultants to assure that the total compensation paid to Executive is comparable to that being paid to executives at comparable apartment REITs, other REITs of a similar size or any combination of these REITs, all as determined by the Committee.

                  4.7. Expenses. Executive shall be reimbursed for all reasonable business-related expenses incurred by Executive at the request of or on behalf of Post, including, without limitation, first class travel expenses incurred in connection with the performance of Executive's duties and responsibilities under this Agreement in accordance with Post's expense reimbursement policy for executives.

                  4.8. Vacation. In addition to Post-wide company holidays, Executive shall be eligible to take up to 15 business days of vacation during each of the first five calendar years of his employment and up to 20 business days each calendar year thereafter. Vacation days not taken in the calendar year shall be forfeited at the end of such calendar year, and Executive shall not receive pay in lieu of vacation.

                  4.9. Benefit Plans. Executive shall be entitled to participate in such (a) medical, dental and vision care plans, policies and programs as are made available from time to time by Post for the benefit of executives pursuant to the terms of such plans, policies and programs and (b) such other employee benefit plans, policies and programs as are made available from time to time by Post for the benefit of executives pursuant to the terms of such plans, policies and programs; provided, however, Post shall reimburse Executive for the health insurance premiums Executive actually pays for the health insurance Executive has in effect on the Agreement Date for Executive and Executive's immediate family for the period which starts on the Agreement Date and ends on the date Executive is first eligible to participate in Post's group medical, dental and vision care plan.


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SECTION 5.      TERMINATION BEFORE A CHANGE IN CONTROL.

         5.1 No Cause or Good Reason. If Post terminates Executive's employment without Cause or Executive resigns for Good Reason, then

         (a) Post shall continue to pay Executive pursuant to its standard payroll practices Executive's Base Salary as if Executive were still employed for the 15 month period which starts on the date Executive's employment so terminates;

         (b) Post shall continue to provide to Executive the same medical, dental and vision care coverage under Post's medical, dental and vision care plans, policies and programs as Executive was provided pursuant to
         Section 4.9(a) of this Agreement on the day before Executive's employment terminated or, if Post cannot provide such coverage under Post's medical, dental and vision care plans, policies and programs, Post shall provide such coverage to Executive outside such plans, policies and programs;

         (c) Each outstanding stock option granted to Executive by Post shall vest and become exercisable immediately to the full extent the option would have become exercisable if Executive had remained employed by Post for the 15 month period which starts on the date Executive's employment terminates, and each such option shall remain exercisable until the earlier of (i) the expiration of the term of the option or
         (ii) the date the option would have expired if Executive's employment had terminated at the end of the 15 month period which starts on the date Executive's employment terminates;

         (d) Each outstanding restricted stock grant made by Post (whether pursuant to the Value Creation Program or otherwise) to Executive shall vest to the full extent Executive would have vested in such restricted stock if Executive had remained employed by Post for the 15 month period which starts on the date Executive's employment terminates;

         (e)      (i)   Post shall treat Executive as an "eligible former
                  employee" under the Value Creation Program if on the date Executive's employment terminates under this Agreement Executive has been employed by Post, Post Apartment Homes or Post Services for at least 6 consecutive years, and such treatment shall be effected under the terms and conditions of the Value Creation Program subject to the following 2 exceptions

                  (ii)     when a payment to Executive is made pursuant to
                  Section 5.1(a), (A) such payment shall cancel (to the extent provided in Section 5.1(e)(ii)(B)) Executive's right to the restricted stock grants, if any, which Executive would (but for this Section 5.1(e)(ii)) be eligible to receive under the Value Creation Program after the termination of Executive's employment, (B) (1) such cancellation shall be effected to the extent of the payments made pursuant to Section 5.1(a), (2) such cancellation shall be effected on a dollar-for-dollar basis based on such payments and the value of the stock at the time the grant would (but for this Section 5.1(e)(ii)) have been made to Executive under the Value Creation Program and
                  (3) such cancellation shall be effected until the value of the restricted stock grants so cancelled equals the payments made to Executive pursuant to
                  Section 5.1(a) and (C) Executive by signing this Agreement irrevocably waives any rights which Executive might have under the Value Creation Program to any such restricted stock grant under the Value Creation Program which is cancelled under this
                  Section 5.1(e)(ii), and

                  (iii) Executive will forfeit Executive's interest in any stock grant made as a result of Executive's treatment as an "eligible former employee" under the Value Creation Program only if Executive in the Committee's judgment engages in a violation of Section 7, Section 8, Section 9 or Section 10 of this Agreement; provided, however

         (f) No compensation or benefits shall be paid or provided under this Section 5.1 if Executive is eligible for any compensation or benefits under Section 6.1.

         5.2 For Cause or Without Good Reason. If Post terminates Executive's employment for Cause or Executive resign without Good Reason, Executive shall forfeit any rights which Executive might then have to any unpaid compensation and non-vested benefits, including non-vested options, restricted stock grants and bonuses to the maximum extent permissible under applicable law.

         5.3 Death or Disability. If Executive's employment terminates as a result of Executive's death or Disability, the benefits, if any, payable to or on behalf of Executive shall be determined under the employee benefit plans, policies and programs in which Executive was a participant pursuant to Section
4.9 and any other agreements or arrangement independent of this Agreement, such as stock option agreements and restricted stock agreements.

SECTION 6.      TERMINATION AFTER A CHANGE IN CONTROL.

         6.1. General Rule. If there is a Change in Control and either (a) Post during Executive's Protection Period terminates Executive's employment without Cause or (b) Executive during Executive's Protection Period resigns for Good Reason, then

         (a) Post shall pay Executive 1.5 times Executive's Base Salary in cash in a lump sum within 30 days after the date Executive's employment so terminates;

         (b) Each outstanding stock option granted to Executive by Post shall (notwithstanding the terms under which such option was granted) become fully vested and exercisable on the date Executive's employment so terminates and shall (notwithstanding the terms under which such option was granted) remain exercisable for the remaining term of each such option (as determined as if there had been no such termination of Executive's employment), subject to the same terms and conditions as if Executive had remained employed by Post for such term or such period (other than any term or condition which gives Post the right to cancel any such option);

         (c) Any restrictions on any outstanding restricted stock grants to Executive by Post immediately shall (notwithstanding the terms under which such grant was made) expire and Executive's right to such stock shall be non-forfeitable;

         (d) If Executive as a result of Executive's termination of employment would forfeit any right to receive a bonus for any period under the Shareholder Value Plan, Executive shall be paid Executive's target bonus for such period in cash in a lump sum within 30 days after the date Executive's employment terminates;

         (e) Executive with respect to the Value Creation Program shall be paid in cash in a lump sum within 30 days after the date Executive's employment terminates 50% of Executive's "Percentage" of the "Proforma Bonus Pool" for any "Project" in which Executive was a "Team Member" for which the "Calculation Period" had not expired but for which no "Stock Grant" had been made, all as such terms are defined in the Value Creation Program; and

         (f) From the date of such termination of Executive's employment until the end of Executive's Protection Period, Post shall continue to provide to Executive the same medical, dental and vision care coverage as Executive was provided under Post's medical, dental and vision care plans, policies and programs pursuant to Section 4.9(a) of this Agreement on the day before Executive's employment terminated or, at Executive's election, on any date in the 1 year period which ends on the date of such termination of employment; provided, however, if Post cannot provide such medical, dental and vision care coverage under Post's medical, dental and vision care plans, policies and programs, Post either shall provide such coverage to Executive outside such plans at no additional expense or tax liability to Executive or shall reimburse Executive for Executive's cost to purchase such coverage and for any tax liability for such reimbursements.

         6.2. Termination in Anticipation of a Change in Control. Executive shall be treated under Section 6.1 as if Executive's employment had been terminated without Cause or Executive had resigned for Good Reason during Executive's Protection Period if:

         (a) Executive's employment is terminated by Post without Cause or Executive resigns for Good Reason,

         (b) such termination is effected or such resignation is effective at any time in the 60 day period which ends on the Effective Date of a Change In Control, and

         (c)      there is an Effective Date for such Change In Control.

         6.3 No Increase in Other Benefits. If Executive's employment terminates under the circumstances described in Section 6.1 or Section 6.2, Executive expressly waives Executive's right, if any, to have any payment made under Section 6.1 taken into account to increase the benefits otherwise payable to, or on behalf of, Executive under any employee benefit plan of any kind or description maintained by Post or an Affiliate.

SECTION 7.      NO SOLICITATION OF CUSTOMERS.

         Executive will not during the Restricted Period for purposes of competing with Post or any Affiliate, solicit on Executive's own behalf or on behalf of any other person, firm, or corporation which engages, directly or indirectly, in the development, operation, management, leasing or landscaping of a Multifamily Property, any customer of Post or any Affiliate with whom Executive had a personal business interaction at any time during the 2 years immediately prior to the termination of Executive's employment by Post. However, this Section 7 shall not prohibit a general solicitation not targeted at Post's customers or an Affiliate's customers and in which Executive has no participation or involvement.

SECTION 8.      ANTIPIRATING OF EMPLOYEES.

         Executive will not during the Restricted Period employ or seek to employ on Executive's own behalf or on behalf of any other person, firm or corporation that engages, directly or indirectly, in the development, operation, management, leasing, or landscaping of a Multifamily Property, any person who was employed by Post or any Affiliate in an executive, managerial, or supervisory capacity during the term of Executive's employment by Post and with whom Executive had business dealings during the 2 year period which ends on the date Executive's employment by Post terminates (whether or not such employee would commit a breach of contract), and who has not ceased to be employed by Post or any Affiliate for a period of at least 1 year. However, this Section 8 shall not prohibit a general solicitation not targeted at Post employees or an Affiliate's employees and in which Executive has no participation or involvement.

SECTION 9.      TRADE SECRETS AND CONFIDENTIAL OR PROPRIETARY INFORMATION.

         Executive hereby agrees to hold in a fiduciary capacity for the benefit of Post and each Affiliate, and will not directly or indirectly use or disclose, any Trade Secret that Executive may have acquired during the term of Executive's employment by Post for so long as such information remains a Trade Secret even if such information remains a Trade Secret after the expiration of the Restricted Period.

         In addition, Executive agrees during the Restricted Period to hold in a fiduciary capacity for the benefit of Post and each Affiliate, and not to directly or indirectly use or disclose, any Confidential or Proprietary Information that Executive may have acquired (whether or not developed or compiled by Executive and whether or not Executive was authorized to have access to such information) during the term of, in the course of, or as a result of Executive's employment by Post.

SECTION 10.     COVENANT NOT TO COMPETE.

         During the Restricted Period, Executive shall not serve as an employee, independent contractor, or otherwise render any advice or services similar to those listed in Section 2 of this Agreement, directly or indirectly, to any person, firm, or corporation listed on Appendix A of this Agreement with respect to its operations in the U.S. Office of Management and Budget's metropolitan statistical area for Atlanta, Georgia. Executive agrees that the entities listed on Appendix A are Post's principal competitors in the markets where Post is currently engaged in business in such metropolitan statistical areas. Executive further agrees that Executive and Post will, in return for additional consideration, agree to update Appendix A in connection with any annual extension of this Agreement in order to fairly include only Post's principal competitors.

SECTION 11.     REASONABLE AND NECESSARY RESTRICTIONS.

         Executive acknowledges that the restrictions, prohibitions, and other provisions set forth in this Agreement, including without limitation the Restricted Period and those set forth in Section 7, Section 8, Section 9, and
Section 10, are reasonable, fair and equitable in scope, terms, and duration; are necessary to protect the legitimate business interests of Post; and are a material inducement to Post to enter into this Agreement. Executive covenants that Executive will not challenge the enforceability of this Agreement nor will Executive raise any equitable defense to its enforcement.

SECTION 12.     SPECIFIC PERFORMANCE.

         Executive acknowledges that the obligations undertaken by Executive pursuant to this Agreement are unique and that Post likely will have no adequate remedy at law if Executive shall fail to perform any of Executive's obligations under this Agreement, and Executive therefore confirms that Post's right to specific performance of the terms of this Agreement is essential to protect the rights and interests of Post. Accordingly, in addition to any other remedies that Post may have at law or in equity, Post will have the right to have all obligations, covenants, agreements, and other provisions of this Agreement specifically performed by Executive, and Post will have the right to obtain preliminary and permanent injunctive relief to secure specific performance and to prevent a breach or contemplated breach of this Agreement by Executive, and Executive submits to the jurisdiction of the courts of the State of Georgia for this purpose.

SECTION 13.     TAX PROTECTION.

         If Post or Post's independent accountants (which shall consider such issue upon the reasonable request of the Executive) determine that any payments and benefits called for under this Agreement, together with any other payments and benefits made available to Executive by Post or an Affiliate, will result in Executive's being subject to an excise tax under Section 4999 of the Code or if such an excise tax is assessed against Executive as a result of any such payments and other benefits, Post shall make a Gross Up Payment to or on behalf of Executive as and when any such determination or assessment is made, provided Executive takes such action (other than waiving Executive's right to any payments or benefits in excess of the payments or benefits which Executive has expressly agreed to waive under this Section 13) as Post reasonably requests under the circumstances to mitigate or challenge such tax; provided, however, if Post or Post's independent accountants make such a determination and, further, determine that Executive will not be subject to any such excise tax if Executive waives Executive's right to receive a part of such payments or benefits and such part does not exceed $10,000.00, Executive shall irrevocably waive Executive's right to receive such part if an independent accountant or lawyer retained by Executive and paid by Post agrees with the determination made by Post or Post's independent accountants with respect to the effect of such reduction in payments or benefits. Any determinations under this
Section 13 shall be made in accordance with Section 280G of the Code and any applicable related regulations (whether proposed, temporary, or final) and any related Internal Revenue Service rulings and any related case law and, if Post reasonably requests that Executive take action to mitigate or challenge, or to mitigate and challenge, any such tax or assessment (other than waiving Executive's right to any payments or benefits in excess of the payments or benefits which Executive has expressly agreed to waive under this Section 13) and Executive complies with such request, Post shall provide Executive with such information and such expert advice and assistance from Post's independent accountants, lawyers, and other advisors as Executive may reasonably request and shall pay for all expenses incurred in effecting such compliance and any related fines, penalties, interest, and other assessments.

SECTION 14.     MISCELLANEOUS.

         14.1. Binding Effect. This Agreement shall inure to the benefit of and shall be binding upon Executive and Executive's executor, administrator, heirs, personal representatives, and assigns, and Post and its successors and assigns; provided, however, that Executive shall not be entitled to assign or delegate any of Executive's rights or obligations under this Agreement without the prior written consent of Post.

         14.2. Construction of Agreement. No provision of this Agreement or any related document shall be construed against or interpreted to the disadvantage of Post, Post Apartment Homes, Post Services or Executive by any court or other governmental or judicial authority, including an arbitrator, by reason of such person having or being deemed to have structured or drafted such provision.

         14.3. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia.

         14.4. Survival of Agreements. All covenants and agreements made in this Agreement shall survive the execution and delivery of this Agreement and the termination of Executive's employment for any reason.

         14.5. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         14.6. Notices. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be deemed to be given when delivered personally or mailed first class, registered or certified mail, postage prepaid, in either case, addressed as follows:

         (a) If to Executive, to Executive's most recent address provided to Post:

         (b)      If to Post:

                  Post Properties, Inc.
                  One Riverside
                  4401 Northside Parkway
                  Suite 800
                  Atlanta, GA 30327-3057
                  Attention: Corporate Secretary

         14.7. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         14.8. Entire Agreement. This Agreement constitutes the entire agreement of Post, Post Apartment Homes, Post Services and Executive with respect to the subject matter of this Agreement and supersedes and replaces all prior agreements, written or oral, with respect to such subject matter. This Agreement may be modified only by a written instrument signed by Post, Post Apartment Homes, Post Services and Executive.

         14.9. Severability. In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

         14.10. No Waiver. No waiver by Post, Post Apartment Homes, Post Services or Executive of any breach by any other party to this Agreement of any condition or provision set forth in this Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar condition or provision at the same or any prior or subsequent time. Any waiver must be in writing and signed by Executive or an authorized officer of Post, as the case may be.

         14.11. Reference; Non-Disparagement. In the event of Executive's termination without Cause or resignation for Good Reason, Post agrees to provide Executive with a reference. Post agrees not to disparage or demean Executive, publicly or otherwise, and Executive agrees not to disparage or demean Post or any Affiliates or any of their officers or directors, or shareholders, publicly or otherwise.


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

         IN WITNESS WHEREOF, Post, Post Apartment Homes, Post Services and Executive have executed this Agreement as of the Agreement Date.


                                 POST PROPERTIES, INC.



                                 By: /s/ David P. Stockert
                                    -------------------------------------------
                                 Name:  David P. Stockert
                                 Title: President and Chief Executive Officer
                                 Date: September 21, 2004
                                      --------------------------


                                 POST APARTMENT HOMES, L.P.
                                 By: Post GP Holdings, Inc.



                                 By: /s/ David P. Stockert
                                    -------------------------------------------
                                 Name:  David P. Stockert
                                 Title: President and Chief Executive Officer
                                 Date: September 21, 2004
                                      --------------------------


                                 POST SERVICES, INC.



                                 By: /s/ David P. Stockert
                                    -------------------------------------------
                                 Name:  David P. Stockert
                                 Title: President and Chief Executive Officer
                                 Date: September 21, 2004
                                      --------------------------


                                 EXECUTIVE


                                 /s/ Charles A. Konas
                                 -----------------------------------
                                 Name:  Charles A. Konas
                                 Title: SVP, Construction/Development
                                 Date: September 23, 2004
                                      --------------------------

                                   APPENDIX A

AMLI Residential Properties Trust
Apartment Investment and Management Company (AIMCO)
Archstone-Smith
Cornerstone Realty Income Trust Inc.
Equity Residential
Fairfield Properties, L.P.
Gables Residential Trust
JPI
Julian LeCraw & Company
Lane Company
Lincoln Property Company
Novare Group
Summit Properties Inc.
The Finger Companies
The Hanover Company
Trammell Crow Residential
Wood Partners, LLC